                                                                    EXHIBIT 10.1

                                  $25,000,000

                           364-DAY CREDIT AGREEMENT

                                  dated as of

                                August 15, 2001

                                     among

                           SIERRA PACIFIC RESOURCES,

                                  as Borrower

                                      and

                             THE BANK OF NEW YORK,

                                    as Bank

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS; CONSTRUCTION...............................................................   1

 SECTION 1.01   DEFINED TERMS.....................................................................   1
 SECTION 1.02   CLASSIFICATION OF LOANS AND BORROWINGS............................................  15
 SECTION 1.03   TERMS GENERALLY...................................................................  15
 SECTION 1.04   ACCOUNTING TERMS; GAAP............................................................  15

ARTICLE II THE CREDITS............................................................................  15

 SECTION 2.01   THE COMMITMENT....................................................................  15
 SECTION 2.02   LOANS AND BORROWINGS..............................................................  16
 SECTION 2.03   REQUESTS FOR REVOLVING BORROWINGS.................................................  16
 SECTION 2.04   FUNDING OF BORROWINGS.............................................................  17
 SECTION 2.05   CONVERSIONS.......................................................................  17
 SECTION 2.06   TERMINATION OR REDUCTION OF COMMITMENT............................................  18
 SECTION 2.07   REPAYMENT OF LOANS................................................................  19
 SECTION 2.08   NOTE..............................................................................  20
 SECTION 2.09   PREPAYMENT........................................................................  20
 SECTION 2.10   FEES..............................................................................  21
 SECTION 2.11   INTEREST..........................................................................  21
 SECTION 2.12   ALTERNATE RATE OF INTEREST........................................................  22
 SECTION 2.13   INCREASED COSTS...................................................................  22
 SECTION 2.14   BREAK FUNDING PAYMENTS............................................................  23
 SECTION 2.15   TAXES.............................................................................  24
 SECTION 2.16   ILLEGALITY........................................................................  25
 SECTION 2.17   PAYMENTS GENERALLY................................................................  25

ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................  25

 SECTION 3.01   CORPORATE STATUS..................................................................  25
 SECTION 3.02   CORPORATE POWER AND AUTHORIZATION.................................................  26
 SECTION 3.03   EXECUTION AND BINDING EFFECT......................................................  26
 SECTION 3.04   GOVERNMENTAL APPROVALS AND FILINGS................................................  26
 SECTION 3.05   ABSENCE OF CONFLICTS..............................................................  26
 SECTION 3.06   AUDITED FINANCIAL STATEMENTS......................................................  27
 SECTION 3.07   INTERIM FINANCIAL STATEMENTS......................................................  27
 SECTION 3.08   ABSENCE OF UNDISCLOSED LIABILITIES................................................  27
 SECTION 3.09   ABSENCE OF MATERIAL ADVERSE CHANGE................................................  28
 SECTION 3.10   ACCURATE AND COMPLETE DISCLOSURE..................................................  28
 SECTION 3.11   MARGIN REGULATIONS................................................................  28
 SECTION 3.12   LITIGATION........................................................................  28
 SECTION 3.13   ABSENCE OF EVENTS OF DEFAULT......................................................  29
 SECTION 3.14   ABSENCE OF OTHER CONFLICTS........................................................  29
 SECTION 3.15   INSURANCE.........................................................................  29

 SECTION 3.16   TITLE TO PROPERTY; NO LIENS.......................................................  29
 SECTION 3.17   TAXES.............................................................................  30
 SECTION 3.18   BORROWER NOT AN INVESTMENT COMPANY OR A REGISTERED PUBLIC UTILITY HOLDING
                COMPANY...........................................................................  30
 SECTION 3.19   ENVIRONMENTAL MATTERS.............................................................  30
 SECTION 3.20   ERISA.............................................................................  31
 SECTION 3.21   PARI PASSU STATUS.................................................................  32

ARTICLE IV CONDITIONS.............................................................................  32

 SECTION 4.01   EFFECTIVE DATE....................................................................  32
 SECTION 4.02   CONDITIONS TO ALL LOANS...........................................................  34

ARTICLE V AFFIRMATIVE COVENANTS...................................................................  35

 SECTION 5.01   BASIC REPORTING REQUIREMENTS......................................................  35
 SECTION 5.02   INSURANCE.........................................................................  38
 SECTION 5.03   PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS..................  38
 SECTION 5.04   PRESERVATION OF CORPORATE STATUS AND FRANCHISES...................................  39
 SECTION 5.05   GOVERNMENTAL APPROVALS AND FILINGS................................................  39
 SECTION 5.06   MAINTENANCE OF PROPERTIES.........................................................  39
 SECTION 5.07   AVOIDANCE OF OTHER CONFLICTS......................................................  40
 SECTION 5.08   FINANCIAL ACCOUNTING PRACTICES....................................................  40
 SECTION 5.09   USE OF PROCEEDS...................................................................  40
 SECTION 5.10   END OF FISCAL PERIODS.............................................................  41

ARTICLE VI NEGATIVE COVENANTS.....................................................................  41

 SECTION 6.01   INDEBTEDNESS......................................................................  41
 SECTION 6.02   LIENS.............................................................................  41
 SECTION 6.03   MERGERS...........................................................................  43
 SECTION 6.04   DISPOSITIONS OF PROPERTIES........................................................  43
 SECTION 6.05   INVESTMENTS AND ACQUISITIONS......................................................  44
 SECTION 6.06   DIVIDENDS AND STOCK REPURCHASES...................................................  44
 SECTION 6.07   TRANSACTIONS WITH AFFILIATES......................................................  44
 SECTION 6.08   EQUAL AND RATABLE LIEN............................................................  45
 SECTION 6.09   RESTRICTIVE AGREEMENTS............................................................  45
 SECTION 6.10   DEBT TO CAPITALIZATION RATIO......................................................  45

ARTICLE VII DEFAULTS..............................................................................  45

 SECTION 7.01   EVENTS OF DEFAULT.................................................................  45
 SECTION 7.02   CONSEQUENCES OF AN EVENT OF DEFAULT...............................................  48

ARTICLE VIII MISCELLANEOUS........................................................................  49

 SECTION 8.01   AMENDMENTS AND WAIVERS............................................................  49

 SECTION 8.02   NO IMPLIED WAIVER; CUMULATIVE REMEDIES............................................  49
 SECTION 8.03   NOTICES...........................................................................  49
 SECTION 8.04   EXPENSES; TAXES; INDEMNITY........................................................  50
 SECTION 8.05   SEVERABILITY......................................................................  51
 SECTION 8.06   PRIOR UNDERSTANDINGS..............................................................  51
 SECTION 8.07   DURATION; SURVIVAL................................................................  51
 SECTION 8.08   COUNTERPARTS......................................................................  52
 SECTION 8.09   LIMITATION ON PAYMENTS............................................................  52
 SECTION 8.10   SET-OFF...........................................................................  52
 SECTION 8.11   SUCCESSORS AND ASSIGNS; ASSIGNMENTS; PARTICIPATIONS...............................  53
 SECTION 8.12   GOVERNING LAW; CONSENT TO JURISDICTION............................................  54
 SECTION 8.13   SERVICE OF PROCESS................................................................  54
 SECTION 8.14   NO LIMITATION ON SERVICE OR SUIT..................................................  54
 SECTION 8.15   WAIVER OF TRIAL BY JURY...........................................................  55
 SECTION 8.16   NO CONSEQUENTIAL DAMAGES..........................................................  55

     364-DAY CREDIT AGREEMENT, dated as of August 15, 2001, between SIERRA PACIFIC RESOURCES, a Nevada corporation (the "Borrower") and THE BANK OF NEW YORK (the "Bank" or "BNY").

                             W I T N E S S E T H:

     WHEREAS, the Borrower has requested, and the Bank has agreed to make available, the credit facility described below upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

     SECTION 1.01   DEFINED TERMS.
                    -------------

     As used in this Agreement, the following terms have the following meanings:

     "ABR" when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquisition" means any transaction, or any series of related transactions,
      -----------
consummated after the Effective Date, by which the Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body; or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

     "Affiliate" means any Person that directly or indirectly Controls, or is
      ---------
under common Control with, or is Controlled by, another Person, provided that, in any event, any Person that owns directly or indirectly securities having 20% or more of the voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to Control such corporation or other Person.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
greater of (a) the BNY Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due
                      ----
to a change in the BNY Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the BNY Rate or the Federal Funds Rate, respectively.

     "Applicable Margin" means, at any time, with respect to Loans of any Type
      -----------------
at any time, the percentage rate per annum which is applicable at such time with respect to Loans of such Type, as set forth on the Pricing Table attached hereto.

     "Bankruptcy Code" means Title 11 of the United States Code entitled
      ---------------
"Bankruptcy," as now or hereafter in effect or any successor thereto.

     "BNY Rate" means a rate of interest per annum equal to the prime commercial
      --------
lending rate of BNY as publicly announced by BNY to be in effect from time to time, such rate to be adjusted automatically (without notice) on the effective date of any change in such rate.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrowing" means advances under the Facility, made, converted or continued
      ---------
on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" means any date specified in a Borrowing Request delivered
      --------------
pursuant to Section 2.03 as a date on which the Borrower requests the Bank to make a Loan.

     "Borrowing Request" means a request by the Borrower for a Borrowing made in
      -----------------
accordance with Section 2.03.

     "Business Day" means, for all purposes other than as set forth in clause
      ------------
(b) below, (a) any day other than a Saturday, Sunday or other day on which commercial banks located in New York City are authorized or required by law or other governmental action to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, England.

     "Capital Lease Obligations" of any Person, means all obligations of such
      -------------------------
Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

     "Change in Control" means (a) the acquisition of ownership, directly or
      -----------------
indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) for any period of 12 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or
(iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; (c) the failure of the Borrower to own, legally and beneficially, 100% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of either NPC or SPPC; or (d) any reduction in Borrower's ownership, either legal or beneficial, of a Significant Subsidiary.

     "Change in Law" means (a) the adoption of any Law after the date of this
      -------------
Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Bank (or, for purposes of Section 2.13(b), by any lending office of Bank or by Bank's holding company) with any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority made or issued after the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986 and the regulations
      ----
promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Commitment" means the Bank's undertaking to make Loans from time to time
      ----------
to the Borrower in an aggregate principal amount, subject to Section 2.01, not to exceed $25,000,000, as the Commitment may be reduced from time to time pursuant to Section 2.06.

     "Commitment Fee" has the meaning assigned to such term in Section 2.10.
      --------------

     "Commitment Period" means the period from and including the Effective Date
      -----------------
to the Termination Date or such earlier date as the Commitment shall terminate as provided herein.

     "Compliance Certificate" means a certificate of the Borrower in
      ----------------------
substantially the form of Exhibit D, duly executed by a Responsible Officer or such other officer of the Company as shall be acceptable to the Bank.

     "Consolidated Indebtedness" means all Indebtedness of the Borrower and its
      -------------------------
Subsidiaries eliminating intercompany items.

     "Consolidated Net Worth" means the amount of (a) Shareholders' Equity plus
      ----------------------                                               ----
(b) Preferred Securities.

     "Consolidated Total Capitalization" means Consolidated Indebtedness plus
      ---------------------------------                                  ----
Consolidated Net Worth.

     "Contingent Obligation" means, for the Borrower and its Subsidiaries, any
      ---------------------
direct or indirect Contractual Obligation with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including, without limitation, any obligation of the Borrower or any Subsidiary, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor prior to such obligation being a stated or determinable amount, or (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, except as specified in clause (b)(ii) above.

     "Contractual Obligations" means, as to any Person, any provision of any
      -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

     "Control" of a Person (including, with its correlative meanings,
      -------
"Controlled by" and "under common Control with"), means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

     "Conversion Date" means the date on which a Eurodollar Loan is converted to
      ---------------
an Alternate Base Rate Loan, or the date on which an Alternate Base Rate Loan is converted to a Eurodollar Loan, or the date on which a Eurodollar Loan is converted to a new Eurodollar Loan, all in accordance with Section 2.05.

     "Default" means any event, act or condition, which upon notice, lapse of
      -------
time or both would, unless cured or waived, become an Event of Default.

     "Default Interest" has the meaning assigned to such term in Section
      ----------------
2.11(c).

     "Dispose" has the meaning assigned to such term in Section 6.04.
      -------

     "Dollars" or "$" refers to freely transferable lawful money of the United
      -------      -
States of America.

     "Effective Date" means the date on which the conditions specified in
      --------------
Section 4.01 are satisfied (or waived in accordance with Section 8.01).

     "Environmental Claims" means any and all administrative, regulatory or
      --------------------
judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without
                                              ------
limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

     "Environmental Law" means any Federal, state, foreign or local statute,
      -----------------
Law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ----                                                       --- ----
Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42
                                  -- ----
U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et
                -- ----                                                    --
seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42
----
U.S.C. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.
                 -- ----
(S) 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. (S) 651
         -- ----
et seq.; and any state and local or foreign counter-parts or equivalents, in
-- ----
each case as amended from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and the
      -----
regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" means any corporation or trade or business that is a
      ---------------
member of any group of organizations described in Section 414(b) or (c) of the Code of which the Borrower is a member.

     "Eurodollar" when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Rate" means, with respect to any Interest Period applicable to
      ---------------
any Eurodollar Loan, the rate of interest per annum, as determined by the Bank, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

          (a) the rate quoted by the Bank to leading banks in the interbank eurodollar market as the rate at which the Bank is offering Dollar deposits in an amount equal approximately to the Eurodollar Loan to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. (New York City time) two Business Days prior to the first day of such Interest Period, by

          (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board and any other banking authority to which the Bank and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

     "Event of Default" has the meaning assigned to such term in Section 7.01.
      ----------------

     "Excluded Taxes" means, with respect to the Bank or any other recipient of
      --------------
any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the Laws of which such recipient is organized or in which its principal office is located or, in the case of Bank, in which its applicable lending office is located; and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

     "Facility" means the $25,000,000.00 364-day revolving line of credit
      --------
committed pursuant to this Agreement.

     "Federal Funds Rate" means, for any day, the weighted average of the rates
      ------------------
on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by the Bank.

     "Foreign Pension Plan" means any plan, fund (including, without limitation,
      --------------------
any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America, as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied in a consistent manner.

     "Governmental Action" means any authorization, approval, order, decree,
      -------------------
ruling or other action by, or notice to or filing with, any Governmental Authority.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, bureau, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Hazardous Materials" means (a) any petroleum or petroleum products,
      -------------------
radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of poly-chlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

     "Highest Lawful Rate" means the maximum rate of interest, if any, that at
      -------------------
any time or from time to time may be contracted for, taken, charged or received on the Note or which may be owing to the Bank pursuant to this Agreement under the laws applicable to the Bank and this transaction.

     "Indebtedness" of any Person, means (a) obligations created, issued or
      ------------
incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) any Contingent Obligation.

     "Indemnified Parties" means Bank, its Affiliates, and the directors,
      -------------------
officers, employees, attorneys and agents of each of the foregoing.

     "Indemnified Taxes" means all Taxes other than Excluded Taxes.
      -----------------

     "Index Debt" means the senior, unsecured, long-term indebtedness for
      ----------
borrowed money of the Borrower that is not guaranteed by any other Person or subject to any credit enhancement.

     "Interest Election Request" means a request by the Borrower to convert or
      -------------------------
continue a Borrowing in accordance with Section 2.05.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the first
      ---------------------
day of each month commencing on the first such day to occur after such ABR Loan is made or any Eurodollar Loan is converted to an ABR Loan; and (b) with respect to any Eurodollar Loan of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Loan requested by
      ---------------
the Borrower:

          (a) initially, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower in its irrevocable notice of borrowing as provided in Section 2.03 or its irrevocable notice of conversion as provided in Section 2.05(b);

          (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower in its irrevocable notice of conversion as provided in Section 2.05(b);

provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) if, with respect to any borrowing or the conversion of any borrowing, the Borrower shall fail to give due notice as provided in Section
2.03 or 2.05(b), as the case may be, the Borrower shall be deemed to have selected an Alternate Base Rate Loan for such borrowing or the borrowing shall be automatically converted to an Alternate Base Rate Loan upon the expiration of the Interest Period with respect thereto;

               (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iv) no Interest Period selected in respect of a Loan shall end after the date on which such Loan shall be due and payable under Section 2.01(b); and

               (v) the Borrower shall select Interest Periods so as not to have more than five (5) different Interest Periods outstanding at any one time.

     "Investment" means, when used in connection with any Person, any investment
      ----------
by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture
                              ---------
interests of such Person but excluding any Wholly-Owned Subsidiary of such
                             ---------
Person.  The amount of any Investment shall be the amount actually invested

(minus any return of capital with respect to such Investment which has actually
 -----
been received in cash or has been converted into cash), without adjustment for subsequent increases or decreases in the value of such Investment.

     "Law" shall mean any law (including common law), constitution, statute,
      ---
treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

     "Lien" means, with respect to any Property, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

     "Loan Documents" means this Agreement, each Borrowing Request, each
      --------------
Interest Election Request and each Note.

     "Loans" means advances under the Facility.
      -----

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations hereunder, (c) the validity or enforceability of this Agreement, (d) the rights and remedies of the Bank hereunder or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

     "Maturity Date" means the earlier of (a) August 14, 2002; and (b) any
      -------------
earlier date the Note becomes due and payable as a result of acceleration or otherwise.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section
      ------------------
3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "NPC" means Nevada Power Company, a Nevada corporation.
      ---

     "NPC Credit Agreement" means that certain Amended and Restated Credit
      --------------------
Agreement dated as of June 24, 1999, as amended through the date hereof including the Amendment Agreement, dated as of August 1, 2001, among NPC, as borrower, Mellon Bank, N.A. as administrative agent, First Union National Bank and Wells Fargo Bank, N.A., as syndication agents, and the lender from time to time party thereto.

     "NPC First Mortgage Bonds" means obligations issued from time to time
      ------------------------
under, and secured by, the NPC First Mortgage Indenture.

     "NPC First Mortgage Indenture" means the Indenture of Mortgage, dated as of
      ----------------------------
October 1, 1953, from NPC to Banker's Trust Company (successor to First Interstate Bank of Nevada, N.A., formerly First National Bank of Nevada, Reno Nevada), as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

     "NPC General and Refunding Mortgage Bonds" means obligations issued from
      ----------------------------------------
time to time under, and secured by, the NPC General and Refunding Mortgage Indenture.

     "NPC General and Refunding Mortgage Indenture" means the General and
      --------------------------------------------
Refunding Mortgage Indenture, dated as of May 1, 2001, between NPC and The Bank of New York, as trustee, as the same may be amended, modified or supplemented from time to time.

     "NPC Supplemental Credit Agreement" means that certain Credit Agreement
      ---------------------------------
dated as of August 1, 2001 among NPC, as borrower, Mellon Bank, N.A., as administrative agent, BNP Paribas, First Union National Bank and Wells Fargo Bank, N.A., as syndication agents, and the lenders from time to time party thereto.

     "Note" has the meaning assigned to such term in Section 2.08.
      ----

     "Obligations" means all Indebtedness, obligations and liabilities of the
      -----------
Borrower to Bank from time to time arising under or in connection with or related to or evidenced by or secured by this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such Indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such Indebtedness, obligations and liabilities shall include the principal amount of all Loans, all interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Bank to lend. Obligations shall remain obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participant" has the meaning assigned to such term in Section 8.11(c).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Liens" has the meaning assigned to such term in Section 6.02.
      ---------------

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means an employee benefit or other plan established or maintained by
      ----
the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Preferred Securities" means any preferred securities issued by a financing
      --------------------
entity (i.e., partnership, trust, limited liability company, etc.) used exclusively to raise capital for the Borrower having the following structural characteristics: (a) the financing entity is capitalized by a nominal equity investment from the Borrower and the remainder through preferred securities issued by the financing entity, (b) the financing entity lends the proceeds from the issuance of preferred securities to the Borrower in exchange for subordinated debt securities (which debt securities are subordinated in all respects to the Indebtedness of the Borrower, including the Indebtedness of the Borrower under this Agreement, except for Indebtedness which by its terms is expressly subordinated to or pari passu with such debt securities), (c) the Borrower makes periodic interest payments (associated with the subordinated debt securities) to the financing entity which, in turn, are used to make corresponding payments to holders of the preferred securities of the financing entity, (d) the subordinated debt securities issued by the Borrower and corresponding preferred securities issued by the financing entity have a maturity of at least thirty years, (e) interest payments on the subordinated debt securities may be deferred at the Borrower's discretion for one or more consecutive periods of up to five years, which would result in a corresponding deferral of payments to holders of the preferred securities, plus accrual of interest thereon, and (f) the subordinated debt securities and corresponding preferred securities may not be redeemed for a period of five years from the date of issuance other than as a result of a tax or other special event.

     "Principal Office" means the principal office of Bank located on the date
      ----------------
hereof at One Wall Street, New York, New York 10286.

     "Property" means any right or interest in or to property of any kind
      --------
whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Quarterly Dates" means the last day of March, June, September and December
      ---------------
in each year, the first of which shall be the first such day after the date hereof; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day (unless such succeeding Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business Day).

     "Release" means the disposing, discharging, injecting, spilling, pumping,
      -------
leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

     "Reportable Event" means an event described in Section 4043(c) of ERISA
      ----------------
with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23,
 .25, .27 or .28 of PBGC Regulation Section 4043 (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code).

     "Responsible Officer" means the Treasurer, the Assistant Treasurer, the
      -------------------
Chief Financial Officer or the Controller of Borrower.

     "Revolving" means, when referred to a Loan or Borrowing, a Loan or
      ---------
Borrowing which may be repaid and reborrowed.

     "Shareholders' Equity" means, as of any date of determination, the amount,
      --------------------
which is shown as "shareholders' equity" (which shall include both common and preferred equity) in the consolidated balance sheet of the Borrower at such date.

     "Significant Subsidiary" has the meaning given to such term in Regulation
      ----------------------
S-X under the Securities Act of 1934, as amended.

     "Special Counsel" means Emmet, Marvin & Martin, LLP.
      ---------------

     "SPPC" means Sierra Pacific Power Company, a Nevada corporation.
      ----

     "SPPC Credit Agreement" means that certain Credit Agreement dated as of
      ---------------------
June 24, 1999, as amended through the date hereof, including the Amendment Agreement dated as of August 1, 2001, among SPPC, as borrower, Mellon Bank, N.A., as Administrative Agent, First Union National Bank and Wells Fargo Bank, National Association, as syndication agents, and the lenders from time to time party thereto.

     "SPPC First Mortgage Bonds" means obligations issued from time to time
      -------------------------
under, and secured by, the SPPC First Mortgage Indenture.

     "SPPC First Mortgage Indenture" means the Indenture of Mortgage, dated as
      -----------------------------
of December 1, 1940, from SPPC to State Street Bank and Trust Company (successor to The New England Trust Company), as trustee, and Gerald R. Wheeler (successor to Leo W. Huegle), as co-Trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

     "SPPC General and Refunding Mortgage Bonds" means obligations issued from
      -----------------------------------------
time to time under, and secured by, the SPPC General and Refunding Mortgage Indenture.

     "SPPC General and Refunding Mortgage Indenture" means the General and
      ---------------------------------------------
Refunding Mortgage Indenture, dated as of May 1, 2001, between SPPC and The Bank of New York, as trustee, as the same may be amended, modified or supplemented from time to time.

     "SPCC Supplemental Credit Agreement" means that certain Credit Agreement
      ----------------------------------
dated as of August 1, 2001 among SPPC, as borrower, Mellon Bank, N.A. as administrative agent, BNP Paribas, First Union National Bank and Wells Fargo Bank, N.A., as syndication agents, and the lenders from time to time party thereto.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than
      ----------
50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "Termination Date" means the earlier of (a) August 14, 2002; and (b) any
      ----------------
earlier date the Note becomes due and payable as a result of acceleration or otherwise.

     "Type" when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Alternate Base Rate.

     "Unfunded Current Liability" of any Plan, means the amount, if any, by
      --------------------------
which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

     "Upfront Fee" means a non-refundable upfront fee in the amount of
      -----------
$150,000.00 payable to BNY in accordance with Section 4.01(j).

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation
      -----------------------
100% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has a 100% equity interest at the time.

     SECTION 1.02   CLASSIFICATION OF LOANS AND BORROWINGS.
                    ---------------------------------------

     For purposes of this Agreement, Loans or Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Borrowing"). All Borrowings under this Facility shall be Revolving Borrowings.

     SECTION 1.03   TERMS GENERALLY.
                    ----------------

     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and
(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

     SECTION 1.04   ACCOUNTING TERMS; GAAP.
                    -----------------------

     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

                                  ARTICLE II

                                  THE CREDITS

     SECTION 2.01   THE COMMITMENT.
                    ---------------

     (a) Subject to the terms and conditions set forth herein, the Bank agrees to make advances to Borrower from time to time during the Commitment Period, not to, at any time, exceed the aggregate principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00), the proceeds of which shall be used for general corporate purposes.

     (b)  Each Loan shall be due and payable on the Maturity Date.

     SECTION 2.02   LOANS AND BORROWINGS.
                    ---------------------

     (a)  Obligations of Bank.  Each Revolving Loan shall be made as part of a
          -------------------
Borrowing consisting of Loans of the same Type under the Facility made by the Bank.

     (b)  Type of Loans.  Subject to Section 2.12, each Borrowing shall be
          -------------
comprised entirely of ABR Loans or Eurodollar Loans. Bank may, at its option, make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c)  Minimum Amounts; Limitation on Number of Borrowings.  Each Revolving
          ---------------------------------------------------
Borrowing (whether an ABR Borrowing or a Eurodollar Borrowing) shall be in an aggregate amount equal to $2,000,000 or a multiple of $1,000,000 in excess thereof, provided that an ABR Borrowing may be made in an aggregate amount that is equal to the entire unused balance of the total Commitment of the Facility. The Borrower may thereafter, upon irrevocable notice to the Bank in accordance with Section 2.05(b), (i) elect, as of any Business Day, in the case of ABR Loans, to convert any such ABR Loans or any part thereof, in an aggregate amount equal to $2,000,000 or a multiple of $1,000,000 in excess thereof, into Eurodollar Loans, and (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day or any part thereof in an aggregate amount of $2,000,000 or a multiple of $1,000,000 in excess thereof; provided that, if at any time the aggregate amount of Eurodollar Loans in respect of any Borrowing is reduced by payment, prepayment or conversion of part thereof to be less than $2,000,000, such Eurodollar Loans shall automatically convert into ABR Loans. Borrowings of more than one Type may be outstanding at the same time.

     (d)  Maximum Duration of Interest Periods.  Notwithstanding any other
          ------------------------------------
provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing under the Facility if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03   REQUESTS FOR REVOLVING BORROWINGS.
                    ----------------------------------

     To request a Revolving Borrowing under the Facility, the Borrower shall notify the Bank of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 11:00 A.M., New York City time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 11:00 A.M., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Bank of a written Borrowing Request in the form attached hereto as Exhibit B and signed by a Responsible Officer or the Chairman or President of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)    the aggregate amount of the requested Borrowing;

          (ii)   the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

     If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     SECTION 2.04   FUNDING OF BORROWINGS.
                    ----------------------

     Subject to the satisfaction of the terms and conditions of this Agreement, the Bank will make available the Borrowing requested to be made on the date specified as the Borrowing Date in the Borrowing Request, in Dollars and in immediately available funds at the Bank's Principal Office by crediting the account of the Borrower at such office.

     SECTION 2.05   CONVERSIONS.
                    ------------

     (a)  Elections by the Borrower for Borrowings.  Each Borrowing initially
          ----------------------------------------
shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section but subject to Section 2.02. Once Loans have been made pursuant to a Borrowing, the Borrower may elect to convert or continue different portions of such Borrowing and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b)  Notice of Elections.  To make an election pursuant to this Section,
          -------------------
the Borrower shall notify the Bank of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the

Bank of a written Interest Election Request in the form attached hereto as Exhibit C and signed by a Responsible Officer or the Chairman or President of the Borrower.


     (c)  Information in Interest Election Requests.  Each telephonic and
          -----------------------------------------
written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing, or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

     If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d)  Failure to Elect; Events of Default.  If the Borrower fails to deliver
          -----------------------------------
a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Bank so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing; and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.06   TERMINATION OR REDUCTION OF COMMITMENT.
                    ---------------------------------------

     (a)  Scheduled Termination.  Unless previously terminated, the Facility
          ---------------------
shall terminate on the Maturity Date.

     (b)  Voluntary Termination or Reduction.  The Borrower shall have the right
          ----------------------------------
to reduce permanently the Commitment in whole at any time, or in part from time to time, without premium or penalty; provided that (i) each reduction of the Commitment shall be in an amount that is $2,000,000 or greater, and (ii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the aggregate of all Borrowings then outstanding would exceed the total Commitment.

     (c)  Notice of Voluntary Termination or Reduction.  The Borrower shall
          --------------------------------------------
notify the Bank, in writing, of any election to terminate or reduce the Commitment under the Facility in accordance with paragraph (b) of this Section at least five (5) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this subsection shall be irrevocable; provided that a notice of termination of the Commitment of a Facility delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Bank on or prior to the specified effective date) if such condition is not satisfied.

     (d)  In General. Simultaneously with each reduction of the Commitment under
          ----------
this Section 2.06, the Borrower shall pay the Commitment Fee accrued on the amount by which the Commitment has been reduced and prepay the amount, if any, by which the unpaid principal balance of the Loans exceeds the Commitment as so reduced. If any prepayment is made under this Section 2.06 with respect to any Eurodollar Loan, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees that it shall indemnify the Bank in accordance with Section 2.14. After giving effect to any partial prepayment with respect to Eurodollar Loans which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Loans shall not be less than $2,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

     SECTION 2.07   REPAYMENT OF LOANS.
                    -------------------

     (a)  Repayment. The Borrower hereby unconditionally promises to pay the
          ---------
Loans to the Bank.

     (b)  Manner of Payment. Prior to any repayment of any Borrowings hereunder,
          -----------------
the Borrower shall specify the Borrowing or Borrowings to be paid, the amount to be paid and the date of payment, and shall notify the Bank by telephone (confirmed by telecopy) of such selection not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Revolving Borrowing shall be applied ratably to the Loans included in such Borrowing.

     SECTION 2.08   NOTE.
                    -----

     The Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (as indorsed or otherwise modified from time to time, including all replacements thereof, the "Note"), payable to the
                                                       ----
order of the Bank and representing the obligation of the Borrower to pay the aggregate unpaid principal balance of all Loans, together with interest thereon as prescribed in Section 2.11, on the Maturity Date. The Bank is authorized to record (i) the date and amount of each Loan, (ii) its character as a Alternate Base Rate Loan or a Eurodollar Loan, or a combination thereof, (iii) the Interest Period and interest rate applicable to Eurodollar Loans and (iv) the date and amount of each conversion of, and each payment or prepayment of principal of, any Loan, on the schedule (and any continuations thereof) annexed to and constituting a part of the Note. No failure to so record or any error in so recording shall affect the obligation of the Borrower to repay the Loans, together with interest as herein provided. The Note shall (a) be dated the Effective Date, (b) be stated to mature on the Maturity Date and (c) bear interest for the period from and including the date thereof on the unpaid principal balance thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Section 2.11. Interest on the Note shall be payable as specified in Section 2.11.

     SECTION 2.09   PREPAYMENT.
                    -----------

     (a)  Optional Prepayments Right to Prepay Borrowings.  The Borrower shall
          -----------------------------------------------
have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

     (b)  Notices, Etc.  The Borrower shall notify the Bank by telephone
          -------------
(confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the loans to be prepaid, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitment as contemplated by Section 2.06(c), then such notice of prepayment may be revoked if such notice of termination is revoked. Partial prepayments shall be in a principal amount of $2,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof or, if less, the outstanding principal balance of the Loans. After giving effect to any partial prepayment with respect to Eurodollar Loans made on the same date (whether as the result of a borrowing or a conversion) and which had the same Interest Period, the outstanding principal balance of such Eurodollar Loans made (whether as the result of a borrowing or a conversion) shall equal $2,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

     (c)   In General.  If any prepayment is made under this paragraph with
           ----------
respect to any Eurodollar Loans, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Bank in accordance with Section 2.14.

     SECTION 2.10   FEES.
                    -----

     (a)   Commitment Fee.  The Borrower shall pay the Bank a commitment fee for
           --------------
the period from and including the Effective Date to and including the Termination Date (the "Commitment Fee") computed at the per annum rate set forth
                       --------------
on the Pricing Table, payable on the average daily unused portion of the Commitment, such fee to be paid quarterly in arrears on each Quarterly Date and on the Termination Date. The facility fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     (b)   Payment of Fees.  All fees payable hereunder shall be paid on the
           ---------------
dates due, in immediately available funds, to the Bank.

     SECTION 2.11   INTEREST.
                    ---------

     (a)   ABR Loans.  The Loans comprising each ABR Revolving Borrowing shall
           ---------
bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (b)   Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing
           ----------------
shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

     (c)   Default Interest.  Notwithstanding the foregoing, if any principal of
           ----------------
or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d)   Payment of Interest.  Accrued interest on each Loan shall be
           -------------------
payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment.

     (e)   Computation.  All interest hereunder shall be computed on the basis
           -----------
of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the BNY Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Eurodollar Rate shall be determined by the Bank, and such determination shall be conclusive, absent manifest error. At no time shall the interest rate payable on the Loans, together with the Commitment Fee, the Upfront Fee and all other fees and other amounts payable hereunder, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If interest payable to the Bank on any date would exceed the maximum amount permitted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. The Borrower acknowledges that the Alternate Base Rate is only one of the bases for computing interest on loans made by the Bank, and by basing interest payable on the Alternate Base Rate Loans on the Alternate Base Rate, the Bank has not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Bank may now or in the future make loans to other borrowers.

     SECTION 2.12   ALTERNATE RATE OF INTEREST.
                    ---------------------------

     If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

     (a) the Bank determines (which determination shall be conclusive, absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

     (b) the Bank is advised that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to Bank of making or maintaining the Loans included in such Borrowing for such Interest Period, then the Bank shall give notice thereof to the Borrower and, until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Revolving Borrowing.

     SECTION 2.13   INCREASED COSTS.
                    ----------------

     (a)   Increased Costs Generally.  If any Change in Law shall:
           -------------------------

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank or the Bank's holding company (except any such reserve requirement reflected in the Eurodollar Rate); or

           (ii) impose on Bank or the Bank's holding company or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by Bank;

and the result of any of the foregoing shall be to increase the cost to Bank or the Bank's holding company of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to Bank such additional amount or amounts as will compensate Bank or the Bank's holding company, as the case may be, for such additional costs incurred or reduction suffered.

     (b)   Capital Requirements.  If Bank determines that any Change in Law
           --------------------
regarding capital requirements has or would have the effect of reducing the rate of return on Bank's capital or on the capital of the Bank's holding company as a consequence of this Agreement or the Loans made by Bank to a level below that which Bank or the Bank's holding company could have achieved but for such Change in Law (taking into consideration Bank's policies and the policies of the Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to Bank such additional amount or amounts as will compensate Bank or the Bank's holding company for any such reduction suffered.

     (c)   Delay in Requests.  Failure or delay on the part of Bank to demand
           -----------------
compensation pursuant to this Section shall not constitute a waiver of Bank's right to demand such compensation.

     SECTION 2.14   BREAK FUNDING PAYMENTS.
                    -----------------------

     In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith), then, in any such event, the Borrower shall compensate Bank for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to Bank attributable to any such event shall be deemed to include an amount determined by Bank to be equal to the excess, if any, of
(i) the amount of interest that Bank would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Eurodollar Rate for such Interest Period, over (ii) the amount of interest that Bank would earn on such principal amount for such period if Bank were to invest such principal amount for such period at the interest rate that would be bid by Bank (or an Affiliate of Bank) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of Bank setting forth any amount or amounts that Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive, absent manifest error. The Borrower shall pay Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     SECTION 2.15   TAXES.
                    ------

     (a)   Payments Free of Taxes.  Any and all payments by or on account of any
           ----------------------
obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

     (b)  Payment of Other Taxes by the Borrower.  In addition, the Borrower
          --------------------------------------
shall pay any other Taxes to the relevant Governmental Authority in accordance with applicable Law.

     (c)  Indemnification by the Borrower.  The Borrower shall indemnify the
          -------------------------------
Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Bank, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank shall be conclusive, absent manifest error.

     (d)  Evidence of Payments.  As soon as practicable after any payment of
          ---------------------
Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

     SECTION 2.16   ILLEGALITY.
                    -----------

     Notwithstanding any other provision hereof, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank to make or maintain Eurodollar Loans, as contemplated by this Agreement, (a) the commitment of the Bank to make Eurodollar Loans or to convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be suspended and (b) the Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law. If the commitment of Bank with respect to Eurodollar Loans is suspended pursuant to this paragraph and the Bank shall notify the Borrower that it is once again legal for the Bank to make or maintain Eurodollar Loans, the Bank's commitment to make or maintain Eurodollar Loans shall be reinstated.

     SECTION 2.17   PAYMENTS GENERALLY.
                    -------------------

     (a)   Payments by the Borrower.  The Borrower shall make each payment
           ------------------------
required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 1:00 PM, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any such date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at its Principal Office and to such account at its Principal Office as the Bank shall specify to the Borrower. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants to the Bank as follows:

     SECTION 3.01   CORPORATE STATUS.
                    -----------------

     The Borrower and each Significant Subsidiary of the Borrower is a corporation, trust or limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Borrower and each Significant Subsidiary of the Borrower has the corporate power and authority to own its Property and to transact the business in which it is engaged or presently proposes to engage. The Borrower and each Significant Subsidiary of the Borrower is duly qualified to do business as a foreign corporation, trust or limited liability company and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable.

     SECTION 3.02   CORPORATE POWER AND AUTHORIZATION.
                    ----------------------------------

     The Borrower has the corporate power and authority to execute, deliver, perform, and take all actions contemplated by, each of the Loan Documents to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limiting the foregoing, the Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

     SECTION 3.03   EXECUTION AND BINDING EFFECT.
                    -----------------------------

     This Agreement and each of the other Loan Documents to which the Borrower is a party and which is required to be delivered on or before the Effective Date pursuant to Section 4.01 has been duly and validly executed and delivered by the Borrower. This Agreement and each such other Loan Document constitutes, and when executed and delivered by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     SECTION 3.04   GOVERNMENTAL APPROVALS AND FILINGS.
                    -----------------------------------

     No Governmental Action is required for the due execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents to which it is a party.

     SECTION 3.05   ABSENCE OF CONFLICTS.
                    ---------------------

     Neither the execution and delivery of any of the Loan Documents by the Borrower, nor the consummation of the transactions herein or therein contemplated by the Borrower, nor the performance of or the compliance with the terms and conditions hereof or thereof by the Borrower, does or will:

     (a)   violate or conflict with any Law; or

     (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right,
    --                             --
contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or
                                              --
imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any of the Property of the

Borrower or any Subsidiary of the Borrower pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower or any Subsidiary of the Borrower under or in connection with,

          (i) the articles of incorporation or by-laws (or other constituent documents) of the Borrower or any Subsidiary of the Borrower;

          (ii) any agreement or instrument creating, evidencing or securing any Indebtedness to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound; or

          (iii) any other material agreement or instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

     SECTION 3.06   AUDITED FINANCIAL STATEMENTS.
                    -----------------------------

     The Borrower has heretofore furnished to the Bank consolidated balance sheets of the Borrower, its consolidated Subsidiaries and NPC as of December 31, 2000 and the related consolidated statements of income, retained earnings and changes in cash flows for the fiscal year then ended, as examined and reported on by independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their retained earnings and changes in cash flows for the fiscal years then ended, all in conformity with GAAP.

     SECTION 3.07   INTERIM FINANCIAL STATEMENTS.
                    -----------------------------

     The Borrower has heretofore furnished to the Bank an interim consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of the fiscal quarter ending June 30, 2001, together with the related consolidated statements of income, retained earnings and changes in cash flows for the applicable fiscal period ending on such date. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their retained earnings and changes in cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

     SECTION 3.08   ABSENCE OF UNDISCLOSED LIABILITIES.
                    -----------------------------------

     Neither the Borrower nor any Subsidiary of the Borrower has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitment or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 3.06 and 3.07, and (b) liabilities, obligations, commitments and losses incurred after June 30, 2001, in the ordinary course of business and consistent with past practices.

     SECTION 3.09   ABSENCE OF MATERIAL ADVERSE CHANGE.
                    -----------------------------------

     Since June 30, 2001, there has been no material adverse change in the business, operations, condition (financial or otherwise), whether or not due), forward or long-term commitment or realized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 3.06 and 3.07, and (b) liabilities, obligations, commitments and losses incurred after June 30, 2001, in the ordinary course of business and consistent with past practices.

     SECTION 3.09   ABSENCE OF MATERIAL CHANGE
                    --------------------------

     Since June 30, 2001, there has been no material adverse change in the business, operations, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries taken as a whole.

     SECTION 3.10   ACCURATE AND COMPLETE DISCLOSURE.
                    ---------------------------------

     All information heretofore, contemporaneously or hereafter provided by or on behalf of the Borrower to the Bank pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Bank) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided. The Borrower has disclosed to the Bank in writing every fact or circumstance which has, or which so far as the Borrower can reasonably foresee is reasonably likely and is reasonably likely to have, a Material Adverse Effect.

     SECTION 3.11   MARGIN REGULATIONS.
                    -------------------

     No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock", as such term is used in Regulation U of the Board, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". Neither the Borrower nor any Subsidiary of the Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". Neither the Borrower nor any Subsidiary of the Borrower owns any "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Board, as amended from time to time.

     SECTION 3.12   LITIGATION.
                    -----------

     Except as set forth on Schedule 3.12 attached hereto, there is no pending or (to the Borrower's knowledge after due inquiry) threatened action, suit, proceeding or investigation (including any Environmental Claim) by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower which, if adversely decided, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.13   ABSENCE OF EVENTS OF DEFAULT.
                    -----------------------------

     No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

     SECTION 3.14   ABSENCE OF OTHER CONFLICTS.
                    ---------------------------

     Neither the Borrower nor any Subsidiary of the Borrower is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

     (a) any Law (including ERISA, the Code, any applicable occupational health, safety or welfare Law or any applicable Environmental Law);

     (b) its articles of incorporation or by-laws (or other constituent documents); or

     (c) any agreement or instrument to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound;

except for matters which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15   INSURANCE.
                    ----------

     The Borrower and each Subsidiary of the Borrower maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

     SECTION 3.16   TITLE TO PROPERTY; NO LIENS.
                    ----------------------------

     The Borrower and each Subsidiary of the Borrower has good and marketable title in fee simple to all real Property owned or purported to be owned by it and good title to all other Property of whatever nature owned or purported to be owned by it, including but not limited to all Property reflected in the most recent audited balance sheet referred to in Section 3.06 or submitted pursuant to Section 5.01(b), as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet). Except for (i) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real Property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such Property by the Borrower or any Subsidiary of the Borrower in the operation of its business, (ii) Liens for current Taxes not yet due and delinquent and (iii) Liens permitted by Section 6.02, no Property owned by the Borrower or any Subsidiary of the Borrower is subject to any Lien.

     SECTION 3.17   TAXES.
                    ------

     All tax and information returns required to be filed by or on behalf of the Borrower or any Subsidiary of the Borrower have been properly prepared, executed and filed. All Taxes upon the Borrower or any Subsidiary of the Borrower or upon any of their respective Properties, incomes, sales or franchises which are due and payable have been paid, other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for Taxes have been made on the books of the Borrower and each Subsidiary of the Borrower. The reserves and provisions for Taxes on the books of the Borrower and each Subsidiary of the Borrower are adequate for all open years and for its current fiscal period. Neither the Borrower nor any Subsidiary of the Borrower knows of any proposed additional assessment or basis for any material assessment for additional Taxes (whether or not reserved against).

     SECTION 3.18   BORROWER NOT AN INVESTMENT COMPANY OR A REGISTERED PUBLIC
                    ---------------------------------------------------------
UTILITY HOLDING COMPANY.
------------------------

     The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940. The Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935 which is subject to registration.

     SECTION 3.19   ENVIRONMENTAL MATTERS.
                    ----------------------

     (a) The Borrower and each of its Subsidiaries have complied with and are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. Except as set forth on
Schedule 3.19 attached hereto, there are no pending or threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any real Property no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or any real Property owned, leased or operated by the Borrower or any of its Subsidiaries. Except as set forth on
Schedule 3.19 attached hereto, there are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or any Property adjoining or adjacent to any such real Property that could be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

     (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any real Property owned, leased or operated by Borrower or any of its Subsidiaries where such Release has violated or would be expected to violate any applicable Environmental Law.

     (c) Notwithstanding anything to the contrary in this Section, the representations made in this Section shall not be untrue unless the effect of all violations, claims, restrictions, failures and noncompliances of the types described in this Section would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Borrower.

     SECTION 3.20   ERISA.
                    ------

     (a) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable Laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency within the meaning of such sections of the Code or ERISA or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Borrowing, would not have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any Plan maintained by any of them without incurring any material liability.

     (b) Each Foreign Pension Plan, if any, has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

     SECTION 3.21   PARI PASSU STATUS.
                    ------------------

     The claims and rights of the Bank against the Borrower hereunder are not subordinated to, and rank at least pari passu with, the claims and rights of other holders of its unsecured indebtedness except to the extent otherwise provided by Law (including without limitation the Bankruptcy Code and the provisions of 31 U.S.C. (S)3713).

                                  ARTICLE IV
                                  CONDITIONS

     SECTION 4.01   EFFECTIVE DATE.
                    ---------------

     This Agreement and the other Loan Documents shall become effective as against the Bank on the first date on which all of the following conditions shall be satisfied or waived:

     (a)  Agreement; Note.  The Bank shall have received an executed counterpart
          ---------------
of this Agreement for Bank, duly executed by the Borrower, and the Note.

     (b)  Corporate Proceedings.  The Bank shall have received certificates by
          ---------------------
the Secretary or Assistant Secretary of the Borrower dated as of the Effective Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower as in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 30 days before the date hereof), (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents, and (iii) the incumbency and signatures of the respective officers of the Borrower executing this Agreement and the other Loan Documents to which the Borrower is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Bank shall have received, certificates from the Secretary of State of Nevada (or other applicable Governmental Authority) dated not more than 30 days before the Effective Date showing the good standing of the Borrower in Nevada and in each state in which the Borrower does business.

     (c)  Legal Opinion of Counsel to the Borrower.  The Bank shall have
          ----------------------------------------
received, an opinion addressed to the Bank, dated Effective Date, of Choate, Hall & Stewart and of Woodburn and Wedge as to issues under the laws of the State of Nevada, as to such matters as may be requested by the Bank and in form and substance satisfactory to the Bank.

     (d)  Financial Statements.  The Bank shall have received a true and correct
          --------------------
copy of the (i) audited consolidated financial statements, including balance sheets, income statements and cash flow statements, for the Borrower, NPC, SPPC and their respective consolidated Subsidiaries for the year ended December 31, 2000, and (ii) unaudited interim consolidated financial statements, including a balance sheet, income statement and statement of cash flows, for the Borrower, NPC, SPPC and their respective consolidated Subsidiaries for the six month period ended June 30, 2001.

     (e)  No Material Adverse Effect.  Nothing shall have occurred (and the Bank
          --------------------------
shall have not become aware of any facts or conditions not previously known) which Bank shall determine has, had, or could reasonably be expected to have, a Material Adverse Effect. The Bank shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date, to the effect that, as of the Effective Date, there has been no Material Adverse Effect since June 30, 2001.

     (f)  No Injunctions.  There shall not exist any judgment, order, injunction
          --------------
or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated hereby or otherwise referred to herein.

     (g)  Litigation, Proceedings and Investigations. There shall be no actions,
          ------------------------------------------
arbitrations, suits, investigations or proceedings pending or threatened with respect to this Agreement or which the Bank shall determine could reasonably be expected to have a Material Adverse Effect.

     (h)  No Violation of Existing Agreements.  Neither the Borrower nor any
          -----------------------------------
Subsidiary of the Borrower is in violation of any material agreement or instrument to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

     (i)  Officers' Certificates. The Bank shall have received, with an executed
          ----------------------
counterpart, certificates from such officers of the Borrower as to such matters as the Bank may request.

     (j)  Fees, Expenses, etc.  All fees and other items required to be paid to
          -------------------
Bank on or before the Effective Date (including, but not limited to, the Upfront
Fee) shall have been paid or received.

     (k)  Section 4.02 Conditions.
          -----------------------

          (i) Each of the representations and warranties made by the Borrower herein and in each other Loan Document shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date.

          (ii) No Default or Event of Default shall have occurred and be continuing on the Effective Date.

     (l)  Additional Matters.  The Bank shall have received, with copies or
          ------------------
executed counterparts, such other certificates, opinions, documents and instruments as the Bank may reasonably request. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Bank and its Special Counsel.

     SECTION 4.02   CONDITIONS TO ALL LOANS.
                    ------------------------

     The obligation of Bank to make, convert or continue any Loan on the occasion of any Borrowing is subject to satisfaction of the conditions precedent set forth in Section 4.01 and satisfaction of the following further conditions precedent:

     (a)  Notice.  The Borrower shall have executed and delivered to the Bank a
          ------
Borrowing Request or Interest Election Request for such Borrowing in accordance with Section 2.03 or 2.05, as the case may be.

     (b)  Representations and Warranties.  Each of the representations and
          ------------------------------
warranties made by the Borrower herein and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the making, conversion or continuation of Loans requested to be made, converted or continued on such date.

     (c)  No Defaults. No Default or Event of Default shall have occurred and be
          -----------
continuing on such date or after giving effect to the making, conversion or continuation of Loans requested to be made, converted or continued on such date.

     (d)  No Violations of Law, etc.  Neither the making, conversion nor
          -------------------------
continuation nor use of the Loans shall cause Bank to violate or be in conflict with any Law.

     (e)  No Material Adverse Change.  There shall not have occurred, or be
          --------------------------
threatened, any other event, act or condition which would reasonably be expected to have a Material Adverse Effect.

     (f)  Documentation and Proceedings. All corporate and legal proceedings and
          -----------------------------
all documents and papers relating to the Borrower in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, which the Bank may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

     Each request by the Borrower for any Loan or conversion or continuation thereof shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Bank to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

     The Borrower hereby covenants to the Bank:

     SECTION 5.01   BASIC REPORTING REQUIREMENTS.
                    -----------------------------

     (a)  Annual Audit Reports.  As soon as practicable, and in any event within
          --------------------
90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Bank, consolidated statements of income, retained earnings and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Borrower, which opinion shall not be subject to any qualification as to scope of audit or as to any other matter which the Bank determines is adverse. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and
(ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their retained earnings and cash flows for such fiscal year, in conformity with GAAP.

     (b)  Quarterly Consolidated Reports.  As soon as practicable, and in any
          ------------------------------
event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Bank, unaudited consolidated statements of income, retained earnings and cash flows of the Borrower and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). Such financial statements shall be certified by a Responsible Officer of the Borrower as presenting fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their retained earnings and changes in cash flows for such fiscal year, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

     (c)  Compliance Certificates.  The Borrower shall deliver to the Bank, a
          -----------------------
Compliance Certificate, duly completed and signed by a Responsible Officer of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section 5.01.

     (d)  Certain Other Reports and Information.  Promptly upon their becoming
          -------------------------------------
available to the Borrower, the Borrower shall deliver to the Bank, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower or any Subsidiary of the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockbrokers, bondholders or the financial community generally.

     (e)  Further Information.  The Borrower shall promptly furnish to the Bank,
          -------------------
such other information and in such form as the Bank or Bank may reasonably request from time to time.

     (f)  Notice of Certain Events.  Promptly (and, in the case of clause (i)
          ------------------------
below, no later than two Business Days) upon becoming aware of any of the following, the Borrower shall give the Bank notice thereof, together with a written statement of a

Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

          (i)    Any Default or Event of Default.

          (ii) The occurrence or existence of any event or condition (including (A) the violation or alleged violation of any Environmental Law by the Borrower or any Subsidiary of the Borrower or the assertion of any Environmental Claim against the Borrower or any Subsidiary of the Borrower, (B) the commencement of any other action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower, or (C) the violation, breach or default or alleged violation, breach or default by the Borrower or any Subsidiary of the Borrower or any other Person under any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole) which event or condition, either individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect.

          (iii)  Any change in the Index Debt rating.

     (g)  Visitation; Verification.  The Borrower shall permit such Persons as
          ------------------------
the Bank or Bank may designate from time to time to visit and inspect any of the properties of the Borrower and of any Subsidiary, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective officers, employees and independent accountants at such times and as often as the Bank or Bank may reasonably request; provided, however, that the Borrower reserves the right to restrict access to any of its generating facilities in accordance with reasonably adopted practices relating to safety and security. The Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Bank or Bank the affairs of the Borrower and its Subsidiaries.

     (h)  ERISA.  Within thirty (30) days after the Borrower knows that any of
          -----
the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

          (i) any Reportable Event and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan, in each case with respect to which there are insufficient assets to pay benefits as they become due;

          (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

          (v)    the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections.

     (i)  Satisfaction of Certain Reporting Requirements.   Notwithstanding any
          ----------------------------------------------
other provision of this Section 5.01, the Borrower shall be deemed to have satisfied its obligations pursuant to Sections 5.01(a) and (b) if and to the extent that it shall have provided to the Bank, pursuant to Section 5.01(d), copies of its periodic reports (on Form 10-K or 10-Q, as the case may be) as required to be filed with the Securities and Exchange Commission (or any successor thereto) pursuant to the Securities and Exchange Act of 1934, as amended (or any successor statute of similar import), for the annual and quarterly periods described in such Sections.

     SECTION 5.02   INSURANCE.
                    ----------

     The Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated and as is satisfactory from time to time to the Bank in its reasonable discretion.

     SECTION 5.03   PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY
                    ---------------------------------------------------------
CLAIMS.
-------

     The Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge:

     (a) on or prior to the date on which penalties or Liens attach thereto, all Taxes imposed upon it or any of its properties;

     (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such Property; and

     (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such Property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under the Bankruptcy Code;

provided, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Borrower or such Subsidiary need not pay or discharge any such Tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

     SECTION 5.04   PRESERVATION OF CORPORATE STATUS AND FRANCHISES.
                    ------------------------------------------------

     The Borrower shall, and shall cause each of its Significant Subsidiaries to, maintain its status as a corporation, trust or limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and to be duly qualified to do business as a foreign corporation, trust or limited liability company and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable; provided, however, that nothing in this Section 5.04 shall prevent the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its material rights, franchises, licenses and patents.

     SECTION 5.05   GOVERNMENTAL APPROVALS AND FILINGS.
                    -----------------------------------

     The Borrower shall keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect or enforceability hereof or thereof.

     SECTION 5.06   MAINTENANCE OF PROPERTIES.
                    --------------------------

     The Borrower shall, and shall cause each of its Significant Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.07   AVOIDANCE OF OTHER CONFLICTS.
                    -----------------------------

     The Borrower shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or in conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

     (a)  any Law;

     (b)  its articles of incorporation or by-laws; or

     (c) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except for matters which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 5.08   FINANCIAL ACCOUNTING PRACTICES.
                    -------------------------------

     The Borrower shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary
(i) to permit preparation of financial statements in conformity with GAAP and
(ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 5.09   USE OF PROCEEDS.
                    ----------------

     The Borrower shall apply the proceeds of all Loans hereunder only for general corporate purposes of the Borrower. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 3.11, or inconsistent with any other provision of any Loan Document.

     SECTION 5.10   END OF FISCAL PERIODS.
                    ----------------------

     The Borrower shall cause (a) each of its, and each of its Subsidiary's, fiscal years to end on December 31 and (b) each of its, and each of its Subsidiary's, fiscal quarters to end on March 31, June 30, September 30 and December 31.

                                  ARTICLE VI
                              NEGATIVE COVENANTS

     The Borrower hereby covenants to the Bank as follows:

     SECTION 6.01   INDEBTEDNESS.
                    -------------

     The Borrower shall not at any time create, incur, assume or suffer to exist any Indebtedness (including, but not limited to, any Contingent Obligations of Borrower) or agree, become or remain liable (contingently or otherwise) for any Indebtedness in excess of Six Hundred Seventy-Five Million and 00/100 Dollars ($675,000,000.00), in the aggregate. For purposes of this Section, the term "Indebtedness" shall be deemed to include the Revolving Loans.

     SECTION 6.02   LIENS.
                    ------

     The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its Property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):
  ---------------

     (a) Liens existing on the date hereof and securing obligations existing on the date hereof, other than Indebtedness to be refinanced;

     (b) Liens securing obligations of NPC issued under and pursuant to the terms and conditions of the NPC First Mortgage Indenture;

     (c) Liens securing obligations of SPPC issued under and pursuant to the terms and conditions of the SPPC First Mortgage Indenture;

     (d) Liens on NPC First Mortgage Bonds issued as collateral for pollution control revenue bonds issued for the benefit of NPC or its Subsidiaries (and related rights and interests) to secure obligations of NPC or such Subsidiaries for the benefit of the holders of such bonds, provided that such bonds are not secured by any other assets or Properties of NPC or its Subsidiaries;

     (e) Liens on SPPC First Mortgage Bonds issued as collateral for pollution control or gas or water facility revenue bonds issued for the benefit of SPPC or its Subsidiaries (and related rights and interests) to secure obligations of SPPC or such

Subsidiaries for the benefit of the holders of such bonds, provided that such bonds are not secured by any other assets or Properties of SPPC or its Subsidiaries;

     (f) Liens on SPPC First Mortgage Bonds issued as collateral for medium-term notes issued pursuant to the Collateral Trust Indenture, dated as of June 1, 1992, between SPPC and Bankers Trust Company, as Trustee;

     (g) Liens securing obligations of NPC issued under and pursuant to the terms and conditions of the NPC General and Refunding Mortgage Indenture;

     (h) Liens securing obligations of SPPC issued under and pursuant to the terms and conditions of the SPPC General and Refunding Mortgage Indenture;

     (i) Liens on "transition property" arising pursuant to Section 843 of the California Public Utility Code for the benefit of holders of rate reduction bonds issued pursuant to a valid financing order of the California Public Utilities Commission;

     (j)   Liens arising from taxes, assessments, charges or claims described in
Section 5.03 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.03;

     (k) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) worker's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

     (l) Zoning restrictions, easements, minor restrictions on the use of real Property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of an asset to, or materially impair its use in the business of, the Borrower or such Subsidiary; and

     (m) Liens on Property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing in Property at the time of purchase thereof, provided that: (i) such Lien is created before or substantially simultaneously with the purchase of such Property by the Borrower or such Subsidiary, (ii) such Lien is confined solely to the Property so purchased, improvements thereto and proceeds thereof, (iii) the aggregate amount secured by such Liens on any particular Property at the time purchased by the Borrower or such Subsidiary, as the case may be, shall not exceed the lesser of the purchase price of such Property and the fair market value of such Property at the time of purchase thereof by the Borrower or such Subsidiary, and (iv) the aggregate amount secured by all Liens described in this Section 6.02(k) shall not at any time exceed $150,000,000.

     "Permitted Liens" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

     SECTION 6.03   MERGERS.
                    --------

     The Borrower shall not, and shall not permit any of its Subsidiaries to,
(a) merge with or into or consolidate with any other Person, (b) liquidate, wind-up, dissolve or divide, or (c) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (i) A Person may merge with or into or consolidate with any Subsidiary of the Borrower, provided that (x) the surviving Person shall be a Subsidiary of the Borrower, (y) no Default or Event of Default shall have occurred and be continuing or shall exist at such time or after giving effect to such transaction and (z) the Borrower shall deliver to the Bank (A) a certificate, in a form reasonably satisfactory to the Bank, certifying that no Default or Event of Default exists or will result from such merger; and (B) pro forma financial statements in support of such certification; and

          (ii) A Person may merge with or into or consolidate with the Borrower, provided that (x) the Borrower shall be the surviving Person, (y) no Default or Event of Default shall have occurred and be continuing or shall exist at such time or after giving effect to such transaction and (z) the Borrower shall deliver to the Bank (A) a certificate, in a form reasonably satisfactory to the Bank, certifying that no Default or Event of Default exists or will result from such merger; and (B) pro forma financial statements in support of such certification.

     SECTION 6.04   DISPOSITIONS OF PROPERTIES.
                    ---------------------------

     The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, sale-leaseback, transfer, abandon or otherwise dispose of, voluntarily or involuntarily (collectively, "Dispose"), any of its
                                                         -------
Properties, or agree, become or remain liable contingently or otherwise to do any of the foregoing, except that, so long as no Default or Event of Default shall have occurred and be continuing or shall exist at such time or after giving effect to such transaction, the Borrower and its Subsidiaries may Dispose of Property (a) in transactions in the ordinary course of business consistent with past practice, (b) that is obsolete, (c) comprising accounts receivable transferred by NPC or SPPC to one or more commercial paper conduits, special purpose subsidiaries or similar entities; provided that (i) the aggregate face
                                          --------
amount of such accounts receivable, when added to the aggregate face amount of all other accounts receivable Disposed of in reliance on this clause (c), does not exceed $250,000,000, and (ii) the net cash proceeds from the Disposition of such accounts receivable, (A) when added to the net cash proceeds of all other Dispositions of accounts receivable by such entity made in reliance on this clause (c), are not less than 80% of the aggregate face amount of all accounts receivable Disposed of by such entity in reliance on this clause (c) and (B) at the time of such Disposition, do not exceed the sum of (I) the balance of NPC's and SPPC's aggregate deferred energy accrual accounts at such time and (II) NPC's and SPPC's aggregate deferred energy costs actually incurred but not yet reflected in NPC's and SPPC's respective deferred energy accrual accounts, in each case as set forth in NPC's and SPPC's books and records; provided, further, that each Disposition made by NPC or SPPC in reliance on this clause (c) shall constitute a representation and warranty of the Borrower, made at the time of such Disposition, that the conditions set forth in clauses (i) and (ii) above are satisfied at such time; and (d) in transactions other than as provided in Section 6.04 (a), (b) and (c) provided that the aggregate book value of all Property Disposed of pursuant to this Section 6.04(d) from and after the date hereof shall not exceed $120,000,000.

     SECTION 6.05   INVESTMENTS AND ACQUISITIONS.
                    -----------------------------

     Prior to the making of any Investment or the consummation of any Acquisition by the Borrower or any of its Subsidiaries, the amount or purchase price of which, as the case may be, when aggregated with the amounts and purchase prices of other Investments and Acquisitions made by the Borrower and its Subsidiaries, would exceed $70,000,000 in the aggregate at any time, the Borrower shall deliver to the Bank (i) a certificate, in a form reasonably satisfactory to the Bank, certifying that no Default or Event of Default exists or will result from such Acquisition and (ii) pro forma financial statements in support of such certification.

     SECTION 6.06   DIVIDENDS AND STOCK REPURCHASES.
                    --------------------------------

     The Borrower shall not declare or pay any dividend on its capital stock (except for (i) dividends in the form of capital stock; and (ii) dividends declared prior to the date of this Agreement), or redeem or repurchase any of its capital stock if a Default or Event of Default shall have occurred and be continuing or shall exist at such time or after giving effect to such transaction.

     SECTION 6.07   TRANSACTIONS WITH AFFILIATES.
                    -----------------------------

     The Borrower shall not enter into any transaction of any kind with any Person that Controls the Borrower or is controlled by the Borrower or is under common control with the Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors (or executive committee thereof) of the Borrower and expressly authorized by a resolution of the board of directors (or executive committee) of the Borrower which is approved by a majority of the directors (or executive committee) not having an interest in the transaction, (c) transactions between or among the Borrower and its Wholly-Owned Subsidiaries, and (d) transactions on overall terms at least as favorable to the Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

     SECTION 6.08   EQUAL AND RATABLE LIEN.
                    -----------------------

     If, notwithstanding the prohibition contained in Section 6.02, the Borrower or any of its Subsidiaries shall create, assume or permit to exist any Lien upon any of its Property, other than those permitted by the provisions of Section 6.02, it will make or cause to be made effective provision whereby the Borrowings will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Bank and, in any such case, the Borrowings shall have the benefit, to the fullest extent that, and with such priority as, the Bank may be entitled under applicable law, of an equitable Lien on such Property. Such violation of Section 6.02 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section.

     SECTION 6.09   RESTRICTIVE AGREEMENTS.
                    -----------------------

     Except as otherwise permitted under Article VI hereunder, and except for agreements referenced in or permitted by or covenants contained within Article VI of the SPPC Credit Agreement and Article VI of the NPC Credit Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other instrument that (a) creates, incurs or permits to exist any Lien upon any of its Property or assets, or (b) prohibits, restricts or imposes any conditions upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary.

     SECTION 6.10   DEBT TO CAPITALIZATION RATIO.
                    ----------------------------

     Until satisfaction in full of all the obligations of the Borrower under this Agreement and termination of the Commitment of the Bank hereunder, the Borrower will not permit the ratio of Consolidated Indebtedness to Consolidated Total Capitalization to exceed 0.65 to 1.00 as of the end of any fiscal quarter of any fiscal year.

                                  ARTICLE VII
                                   DEFAULTS

     SECTION 7.01   EVENTS OF DEFAULT.
                    ------------------

     An "Event of Default" shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

     (a)   The Borrower shall fail to pay when due principal of any Loan.

     (b) The Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure shall have continued for a period of three
(3) Business Days.

     (c) Any representation or warranty made or deemed made by the Borrower in or pursuant to or in connection with any Loan Document, or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower to the Bank pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     (d) The Borrower shall default in the performance or observance of any covenant contained in Article VI or any of the covenants contained in Sections 5.01(f)(i) or 5.09 or 5.10.

     (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 5.01 (other than as referred to in subsection (f)(i) thereof) such default shall have continued for a period of ten (10) Business Days and (ii) in the case of any other default such default shall have continued for a period of thirty (30) days after notice from the Bank to the Borrower.

     (f) The Borrower or any Subsidiary of the Borrower shall (i) fail to make any payment (x) on account of any Indebtedness under the NPC Credit Agreement or the SPPC Credit Agreement, (y) on account of any Indebtedness aggregating $10,000,000 or more in principal amount or (z) aggregating $10,000,000 or more on any Indebtedness, or any interest or premium thereon, in each case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and, in each case, such failure shall have continued beyond any applicable grace period specified in any agreement or instrument relating to such Indebtedness, or (ii) fail to perform or observe any other term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Indebtedness when required to be performed or observed, and such failure shall have continued beyond any applicable grace period specified in any agreement or instrument relating to such Indebtedness, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, the unpaid principal amount of which then aggregates $10,000,000.

     (g) One or more final judgments or orders for the payment of money shall have been entered against the Borrower or any Subsidiary of the Borrower, which judgments or orders exceed $10,000,000 in the aggregate, and such judgments or orders shall have remained undischarged and unstayed for a period of thirty consecutive days.

     (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $10,000,000 shall have been issued against the Borrower or any Subsidiary of the Borrower or any of their respective properties and shall have remained undischarged and unstayed for a period of thirty consecutive days.

     (i) Any Governmental Action now or hereafter made by or with any Governmental Authority in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Bank shall have determined (which determination shall be conclusive provided it is reached in good faith) that the consequence of any of the foregoing events would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (j) Any Loan Document or any material term or provision thereof shall have ceased to be in full force and effect, or the Borrower or any Governmental Authority with jurisdiction over the Borrower shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or any material term or provision thereof or any obligation or liability of the Borrower thereunder.

     (k) An event or condition specified in Section 5.01(h) hereof shall occur or exist with respect to any Plan or Multiemployer Plan or any Lien arises pursuant to ERISA and, as a result of such event or condition or Liens, together with all other such events or conditions or Liens, the Borrower or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC or suffer an encumbrance to exist in favor of any thereof (or any combination of the foregoing) which would constitute a Material Adverse Effect.

     (l) The Borrower or any Subsidiary of the Borrower shall have violated any Environmental Law or become subject to any Environmental Claim and, in either case, the Bank shall have determined (which determination shall be conclusive provided it is reached in good faith) that such event would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     (m) A proceeding shall have been instituted in respect of the Borrower or any Subsidiary of the Borrower:

           (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

           (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its Property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

     (n) The Borrower or any Subsidiary of the Borrower shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(m)(i), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(m)(ii), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its Property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its Property; or shall take any action in furtherance of any of the foregoing.

     (o)   A Change in Control shall occur.

     (p) The Borrower shall fail to maintain ongoing utility segment-identifiable assets (exclusive of cash and marketable securities) and operating income relating to the generation, transmission and/or distribution of electricity or gas in a proportion not less than 80% of total assets (exclusive of cash and marketable securities) and operating income.

     SECTION 7.02   CONSEQUENCES OF AN EVENT OF DEFAULT.
                    ------------------------------------

     (a) If an Event of Default specified in subsections (a) through (l), (o) or (p) of Section 7.01 shall occur and, be continuing or shall exist, then, in addition to all other rights and remedies which the Bank may have hereunder or under any other Loan Document, at law, in equity or otherwise, Bank shall be under no further obligation to make Loans hereunder, and the Bank may, by notice to the Borrower, from time to time do any or all of the following:

           (i) Declare the Commitment terminated, whereupon the Commitment will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

           (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

     (b)   If an Event of Default specified in subsection (m) or (n) of Section
7.01 shall occur or exist, then, in addition to all other rights and remedies which the Bank may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitment shall automatically terminate and the Bank shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.01   AMENDMENTS AND WAIVERS.
                    -----------------------

     Neither this Agreement nor any other Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section 8.01. The Bank and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to or waiving any provision, or changing in any manner the rights and duties of the Borrower, or Bank. Any such amendment, modification or supplement made by the Borrower and the Bank in accordance with the provisions of this Section 8.01 shall be binding upon the Borrower and the Bank.

     SECTION 8.02   NO IMPLIED WAIVER; CUMULATIVE REMEDIES.
                    --------------------------------------

     No course of dealing and no delay or failure of the Bank in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Bank under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have hereunder or thereunder, at law, in equity or otherwise.

     SECTION 8.03   NOTICES.
                    --------

     (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively, "notices") under this Agreement or any other Loan Document shall
                -------
be in writing (including telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telecopy communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

     (b) A copy of any notice to the Borrower or any other party to a Loan Document shall simultaneously be sent to Bank.

     (c) The Bank may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the Borrower, and the Bank shall not have any duty to verify the identity or authority of any Person giving such notice.

     SECTION 8.04   EXPENSES; TAXES; INDEMNITY.
                    ---------------------------

     (a) The Borrower agrees to pay or cause to be paid and to save the Bank harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel) incurred by the Bank from time to time arising from or relating to (i) the negotiation, syndication, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any amendments, modifications, supplements, waivers or consents to this Agreement or any other Loan Document (whether or not ultimately entered into or granted), and
(iii) the enforcement or preservation of rights under this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Bank, and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

     (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Bank to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith (which determination shall be conclusive provided it is reached in good faith), and the Borrower agrees to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

     (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by the Borrower or any Subsidiary of the Borrower; any Environmental Claim arising out of the management, use, control, ownership or operation of Property by any of such Persons, including all on-site and off-site activities involving Hazardous Materials; or any exercise by the Bank of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

     SECTION 8.05   SEVERABILITY.
                    -------------

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     SECTION 8.06   PRIOR UNDERSTANDINGS.
                    ---------------------

     This Agreement, the other Loan Documents and any commitment letter regarding the Facility between Bank, and the Borrower, as such agreements shall be amended from time to time, supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

     SECTION 8.07   DURATION; SURVIVAL.
                    -------------------

     All representations and warranties of the Borrower contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Bank, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Bank shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever.

     SECTION 8.08   COUNTERPARTS.
                    -------------

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     SECTION 8.09   LIMITATION ON PAYMENTS.
                    -----------------------

     The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to the Bank, and Bank shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by Bank.

     SECTION 8.10   SET-OFF.
                    --------

     The Borrower hereby agrees that, to the fullest extent permitted by Law, if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), Bank shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by Bank, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with Bank. Such right shall be absolute and unconditional in all circumstances and, without limitation shall exist whether or not Bank or any other Person shall have given notice or made a demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that Bank may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Bank or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by Law, any branch, subsidiary or affiliate of Bank shall have the same rights of set-off as the Bank as provided in this Section (regardless of whether such branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which Bank (or any such branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any other Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

     SECTION 8.11   SUCCESSORS AND ASSIGNS; ASSIGNMENTS; PARTICIPATIONS.
                    ----------------------------------------------------

     (a)   Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the Borrower, the Bank, all future holders of the Note, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of Bank, and any purported assignment without such consent shall be void.

     (b)   Assignments.  The Bank may assign to one or more assignees that are
           -----------
financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, any assignment to a financial institution that is not an Affiliate of the Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of the Borrower (so long as no Default or Event of Default shall have occurred and be continuing) and the Bank. From and after the effective date of such assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the Bank under the Loan Documents and the Bank shall, to the extent of the interest so assigned, be released from its obligations under the Loan Documents (and, in the case of an assignment covering all of the Bank's rights and obligations under the Loan Documents, the Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15, 2.16 and 8.04). In the event that any assignee will be a foreign lender, the Bank or such foreign lender shall furnish to the Borrower, prior to and as a condition of such assignments, such forms as are required by the Code to confirm that the Borrower is not subject to any withholding tax obligation.

     (c)   Participations.  (i)  The Bank may sell participations to one or more
           --------------
banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of the Bank's rights and obligations under
------------
the Loan Documents (including all or a portion of its Revolving Commitment and the Loans owing to it). Subject to subsection (ii) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15, 2.16 and 8.04 to the same extent as if it were the Bank and had acquired its interest by assignment pursuant to Section 8.11(b).

           (ii) A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13, 2.14, 2.15 and 8.04 than the Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

     (d)   Assignments to Federal Reserve Bank.  Bank may at any time assign all
           -----------------------------------
or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it, to a Federal Reserve Bank. No such assignment shall relieve the transferor Lender from its obligations hereunder.

     SECTION 8.12   GOVERNING LAW; CONSENT TO JURISDICTION.
                    ---------------------------------------

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     (b) The Borrower irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York County over any suit, action, counterclaim or proceeding arising out of or relating to the Loan Documents, and whether sounding in contract, tort or otherwise. The Borrower irrevocably waives, to the fullest extent enforceable by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, counterclaim or proceeding and any claim that any such suit, action, counterclaim or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower agrees that a final judgment in any such suit, action, counterclaim or proceeding brought in such a court shall be conclusive and binding upon the Borrower.

     SECTION 8.13   SERVICE OF PROCESS.
                    -------------------

          Process may be served in any suit, action, counterclaim or proceeding by mailing copies thereof by certified mail, postage prepaid, return receipt requested, to the address of the Borrower set forth next to its signature block or to any other address of which the Borrower shall have given written notice to the Bank. The Borrower hereby agrees that such service (a) shall be deemed in every respect effective service of process upon it in any such suit, action, counterclaim or proceeding, and (b) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     SECTION 8.14   NO LIMITATION ON SERVICE OR SUIT.
                    --------------------------------

          Nothing in the Loan Documents shall affect the right of the Bank to serve process in any manner permitted by law or limit the right of the Bank to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

     SECTION 8.15   WAIVER OF TRIAL BY JURY.
                    ------------------------

          THE BANK AND THE BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. FURTHER THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OF THE BANK, OR COUNSEL TO THE BANK, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS PROVISION. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.
              ----- ----

     SECTION 8.16   NO CONSEQUENTIAL DAMAGES.
                    -------------------------

          Neither party hereto shall under any circumstances be liable to the other for any consequential, indirect or punitive damages arising out of the Loan Documents and each party hereto hereby waives any right it may have to seek any such damages against the other.

                          [Signature Page To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


Address                                 SIERRA PACIFIC RESOURCES
-------
Sierra Pacific Resources
6100 Neil Road
P.O. Box 30150                          By:   ______________________________
Reno, Nevada 89520                      Name:
Attn: Richard K. Atkinson               Title:
Telecopier: (775) 834-5462
Telephone: (775) 834-5640

Address                                 THE BANK OF NEW YORK
-------
The Bank of New York
One Wall Street
New York, New York  10286               By: ________________________________
Attn: Steven Kalachman                  Name: Steven Kalachman
Telecopier: (212) 635-7923              Title: Vice President
Telephone: (212) 635-7881

                                 PRICING TABLE

--------------------------------------------------------------------------------------------------------
  Borrower's Senior        Applicable Margin          Applicable Margin         Applicable Commitment
   Unsecured Debt         Alternate Base Rate             Eurodollar                     Fee
      Ratings                    Loans                      Loans
   (S&P/Moody's)
--------------------------------------------------------------------------------------------------------
      Level 1                      0%                       1.50%                       0.30%
      -------
 Ratings equal to or
     greater than
      BBB-/Baa3

--------------------------------------------------------------------------------------------------------

      Level 2                     0.50%                     2.00%                       0.40%
      -------
 Ratings by S&P is
 less than BBB- or
 Ratings by Moody's
 is less than Baa3
--------------------------------------------------------------------------------------------------------

      Level 3                     1.00%                     2.50%                       0.50%
      -------
 Ratings by S&P is
 less than BBB- and
 Ratings by Moody's
 is less than Baa3.

--------------------------------------------------------------------------------------------------------

     Notwithstanding the foregoing, for purposes of determining the pricing on the initial Loan made to the Borrower under this Agreement, the Borrower's Status shall be deemed to be Level 1 Status.

     The applicable Level shall be based on the long-term senior unsecured, non-credit-enhanced indebtedness rating of Standard & Poor's and Moody's Investors Service for the Borrower.

     "Moody's Rating" means, at any time, the credit rating issued by Moody's Investors Services, Inc. and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

     "S&P Rating" means, at any time, the credit rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

     "Status" means Level 1 Status, Level 2 Status, or Level 3 Status.

     The Applicable Margin and Commitment Fee shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Pricing Table is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level 3 Status shall exist.

                                 SCHEDULE 3.12

                              LIST OF LITIGATION

     With respect to pending or threatened actions, suits, proceedings or investigations (including any Environmental Claim) by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower, reference is made to descriptions thereof contained in the Borrower's reports heretofore filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, which descriptions are incorporated herein by reference.

                                 SCHEDULE 3.19

                             ENVIRONMENTAL MATTERS

     With respect to pending or threatened Environmental Claims against the Borrower or any of its Subsidiaries, reference is made to descriptions thereof contained in the Borrower's reports heretofore filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, which descriptions are incorporated herein by reference.

                                   EXHIBIT A

                                    Form of
                                   --------

                                REVOLVING NOTE
                                --------------

$25,000,000.00                                                   August __, 2001
                                                              New York, New York

     FOR VALUE RECEIVED, the undersigned, SIERRA PACIFIC RESOURCES, a Nevada corporation (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank"), the principal amount of $25,000,000.00, or such lesser unpaid principal amount as shall be outstanding hereunder, in the amounts, and at the times set forth in the 364-Day Credit Agreement, dated as of August __, 2001, between the Borrower and the Bank (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), and to pay interest thereon from the date of each such Loan on the principal balance of each such Loan from time to time outstanding, at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Bank located at One Wall Street, New York, New York, or at such other place as the Bank may specify from time to time, in lawful money of the United States in immediately available funds.

     Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     The Loans evidenced by this Revolving Note are prepayable in the amounts, and under the circumstances, and their maturity is subject to acceleration upon the terms set forth in the Credit Agreement. This Revolving Note is the "Note" under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof.

     The Bank is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Bank may attach hereto, (i) the date and amount of each Loan made by the Bank to the Borrower, (ii) its character as an Alternate Base Rate Loan or a Eurodollar Loan, or combination thereof, (iii) the Interest Period and interest rate applicable to Eurodollar Loans, and (iv) the date and amount of each conversion of, and each payment or prepayment of principal of, any such Loan. No failure to so record or any error in so recording shall affect the obligation of the Borrower to repay the Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Loans made by the Bank as set forth in such schedule shall be presumed to be correct absent manifest error.

     Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Revolving Note.

     This Revolving Note may be amended only by an instrument in writing executed pursuant to the provisions of Section 8.01 of the Credit Agreement.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              SIERRA PACIFIC RESOURCES

                              By: _________________________________
                                  Name: ___________________________
                                  Title: __________________________

                          SCHEDULE TO REVOLVING NOTE
                          --------------------------

                                                                         Interest
                                                                         Rate on
                                                                         Eurodollar
                                                     Amount of           Borrowings
              Type of                                principal           (without         Interest
              Borrowing                              converted,          regard to        Period for
              (ABR or             Amount of          paid or             Applicable       Eurodollar       Notation
Date          Eurodollar)         Borrowing          prepaid             Margin)          Borrowings       Made By
----          -----------         ---------          ----------          -------          ----------       --------

                                  EXHIBIT B
                               Borrowing Request
                               -----------------

                                                             __________ __, 200_

The Bank of New York
One Wall Street
New York, New York 10286
Attention:

     Reference is made to that certain 364-Day Credit Agreement, dated as of August __, 2001, between SIERRA PACIFIC RESOURCES, a Nevada corporation (the "Borrower"), and THE BANK OF NEW YORK (the "Bank") (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

     1. Pursuant to Section 2.03 of the Credit Agreement, the Borrower hereby gives notice of the Borrower's intention to borrow Loans in an aggregate principal amount of $_______ on _________ __, 200_ (the "Borrowing Date"), which borrowings shall consist of the following Advances:

  Type of Borrowing                                 Initial Interest Period
  (Alternate Base Rate Loan or                      for Eurodollar Borrowings
                                                    -------------------------
  Eurodollar Loan, or combination   Amount
  thereof)                          ------
  --------
  ________________                  $____________   ________________

     2. The proceeds of the Loans requested in Section 1 should be disbursed in accordance with the annexed Wire Transfer Instructions.

     3. The amount of the requested Loan(s) does not exceed the amount of the Commitment.

     4. The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby, (i) no Event of Default has or shall have occurred and be continuing; and (ii) the representations and warranties contained in the Loan Documents are and shall be true and correct, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

                          [Signature Page To Follow]

     IN WITNESS WHEREOF, the Borrower has duly executed this Borrowing Request as of the date and year first written above.

                                   SIERRA PACIFIC RESOURCES

                                   By: ______________________________
                                       Name:  _______________________
                                       Title: _______________________

                                   EXHIBIT C

                           Interest Election Request
                           -------------------------

                                                    _____________ __, 200_



The Bank of New York
One Wall Street
New York, New York 10286
Attention: _____________________
           Agency Function Administration

     Reference is made to that certain 364-Day Credit Agreement, dated as of August __, 2001, between SIERRA PACIFIC RESOURCES, a Nevada corporation (the "Borrower"), and THE BANK OF NEW YORK (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

     1. Pursuant to Section 2.05 of the Credit Agreement, the Borrower hereby gives notice of its request to convert Borrowings comprising Revolving Loans as set forth below:

          (a) on ____ __, 200_, to convert $_______ in principal amount of presently outstanding Eurodollar Borrowings having an Interest Period that expires on ____ __, 200_ to ABR Borrowings.

          (b) on ____ __, 200_, to continue $_______ in principal amount of presently outstanding Eurodollar Borrowings having an Interest Period that expires on ____ __, 200_ as new Eurodollar Borrowings that have an Interest Period of __ months;

          (c) on ____ __, 200_, to convert $_______ in principal amount of presently outstanding ABR Borrowings to Eurodollar Borrowings that have an Interest Period of __ months.

     2. The Borrower hereby certifies that on the date hereof and on the dates set forth above, and after giving effect to the Loans requested hereby, (i) no Event of Default has or shall have occurred and be continuing; and (ii) the representations and warranties contained in the Loan Documents are and shall be true and correct, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

     IN WITNESS WHEREOF, the Borrower has duly executed this Interest Election Request as of the date and year first written above.

                                   SIERRA PACIFIC RESOURCES, a Nevada
                                   Corporation

                                   By: ___________________________________
                                   Name: _________________________________
                                   Title: ________________________________

                                   EXHIBIT D

                            Compliance Certificate
                            ----------------------

     I, ______________, do hereby certify that I am the _______ of SIERRA PACIFIC RESOURCES, a Nevada corporation (the "Borrower"), and that, as such, I
                                              --------
am duly authorized to execute and deliver this Compliance Certificate on the Borrower's behalf pursuant to Section 5.01(c) of the Credit Agreement, dated as of August __, 2001, between the Company and THE BANK OF NEW YORK, (the "Bank")
                                                                        ----
(as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein that are defined
           ----------------
in the Credit Agreement shall have the meanings therein defined.

     I hereby certify that:

          1. To the best of my knowledge, all financial statements delivered herewith have been prepared in accordance with GAAP. There have been no changes in GAAP or in the application thereof since the date of the Financial Statements [, except as follows:]/1/

          2. Consolidated Indebtedness is $__________ and Consolidated Total Capitalization is $________. Accordingly, Consolidated Indebtedness is ____% of Consolidated Total Capitalization. [Consolidated Indebtedness must be less than 65% of Consolidated Total Capitalization.]

          3. There exists no Default or Event of Default under the Credit Agreement.

     IN WITNESS WHEREOF, I have executed this Compliance Certificate on this ___ day of ________, 200_.










_______________________
/1/       Specify all such changes, and the effect of each such change on the financial statements accompanying this Compliance Certificate.